Sub-Item 77M:  Mergers - Copies of any Merger or Consolidation
Agreement

On February 21, 2013, Driehaus Credit Opportunities Fund, L.P., a Delaware limited partnership, the Trust, on behalf of Driehaus Event Driven Fund, Driehaus Capital Management (USVI) LLC, a Delaware limited liability company, and Driehaus Capital Management LLC, a Delaware limited liability company, entered into an Agreement and Plan of Exchange. A copy of the Agreement and Plan of Exchange for Driehaus Event Driven Fund is incorporated herein by reference to Exhibit (h)(xxiii) of Post-Effective Amendment No. 70 to the Registrant's Registration Statement on Form N-1A filed with the SEC on August 1, 2013.

On September 11, 2013, Driehaus Micro Cap Fund L.P., an Illinois limited partnership, Driehaus Institutional Micro Cap Fund, L.P., a Delaware limited partnership, the Trust, on behalf of Driehaus Micro Cap Growth Fund, Driehaus Capital Management
(USVI) LLC, a Delaware limited liability company, and Driehaus Capital Management LLC, a Delaware limited liability company, entered into an Agreement and Plan of Exchange. A copy of the Agreement and Plan of Exchange for Driehaus Micro Cap Growth Fund is incorporated herein by reference to Exhibit (h)(xxv) of Post-Effective Amendment No. 73 to the Registrant's Registration Statement on Form N-1A filed with the SEC on November 5, 2013.